UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2003

STORAGE ALLIANCE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-27131
(Commission File Number)

98-0222922
(IRS Employer Identification No.)

725, 435 Fourth Avenue SW, Calgary, Canada
(Address of principal executive offices and Zip Code)

(403) 264-2500
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

Asset Purchase Agreement with EAESW Inc., Doing Business As Strata Web Systems

On August 29, 2003, pursuant to an asset purchase agreement dated August 14, 2003, we completed the acquisition of certain assets of EAESW Inc., a Colorado corporation doing business in Calgary, Alberta as Strata Web Systems. The parent of EAESW, Inc., Petroleum Place, Inc., was a party to the asset purchase agreement as it agreed to guarantee the accuracy of the representations and warranties made by EAESW, Inc. for a period of one year. In exchange for the payment of $62,500 (CAD$87,500) in cash, which we funded from our general working capital, we acquired:

(a) certain equipment used by Strata Web in its Internet and intranet mapping and information software business;

(b) the benefit of pre-existing contracts of Strata Web in connection with its Internet and intranet mapping and information software business;

(c) all of Strata Web's records and documents relating to its Internet and intranet mapping and information software business, including customer lists, brochures, samples, price lists, advertising material, production records, employee manuals, accounting and other books and records, and correspondence;

(d) certain intellectual property (described in more detail) used by Strata Web in its Internet and intranet mapping and information software business;

(e) all of Strata Web's licences in connection with its Internet and intranet mapping and information software business; and

(f) goodwill, including the right to use the names DataMap™, DataMap Enterprises™, DataMap Lite™, Workspace Manager™ and Query Manager™, or any variation thereof.

Strata Web has leased approximately 2,795 square feet of office space at Suite 855, 700 Fourth Avenue SW, Calgary, Alberta, for a five-year term commencing on January 31, 2003 and ending on December 31, 2007. Under our asset purchase agreement with Strata Web, we have agreed to take an assignment of the lease, but only if the landlord consents to the assignment no later than September 29, 2003. Strata Web has agreed to use commercially reasonable efforts to obtain the landlord's consent to the lease assignment by such date. If the landlord consents to the assignment, we will assume the lease effective no later than October 1, 2003, and pay to Strata Web the pro rated portion of the rent under the lease from the closing date (August 29, 2003) to the effective date of the lease assignment.

The equipment that we have purchased from Strata Web consists of all office furnishings and equipment (consisting primarily of computer and other office equipment) located at Strata Web's leased office premises.

Strata Web's liabilities, receivables and cash on hand were not included among the assets that we acquired under our asset purchase agreement with Strata Web.

Integration of the Assets into Our ProspectOasis™ Services

We intend to integrate the mapping and information software that we have acquired from Strata Web as a new component of and an enhancement to our ProspectOasis™ website and services, our new online listing directory of oil and gas prospects and production properties. Upon completion of the asset purchase, we engaged four former employees of Strata Web who will help to facilitate the process of integrating the Strata Web software into our ProspectOasis™ services. These employees will also be primarily responsible for discharging our obligations under various agreements that we have assumed from Strata Web.

We launched the website, www.prospectoasis.com, in early August, 2003. It allows petroleum companies to list for sale oil and gas prospects and production properties. ProspectOasis™ offers three levels of interactive service and functionality as follows:

- level one provides a listing service for oil and gas prospects and production properties. These properties are identified via a high level overview with one or more graphics depicting information such as location and cultural data;

- level two provides more detailed geological and geophysical static data allowing a potential purchaser to further identify the physical properties and economies of the property; and

- level three provides an interactive environment which allows potential purchasers to audit the property through the use of mapping and analytical software tools such as seismic data interpretation software, well log analysis software, reserves estimates software and economic analysis software.

The level three service offered by our ProspectOasis™ is unique because it provides the user with remote access over the Internet to this property data together with these analytical software tools.

Immediately prior to the closing under the asset purchase agreement, Strata Web was a provider of Internet and intranet mapping and information management solutions for the energy and related industries. We anticipate that the assets that we have acquired from Strata Web will complement and further enhance our existing ProspectOasis™ website and services. In this context, it is helpful to refer to some of the key intellectual property that we have acquired from Strata Web, as follows:

Intellectual Property Asset	Description
DataMap™ software	Software code, database model and computer processes developed to deliver online maps and geographic information systems (GIS) functionality.
DataMap Enterprise™ custom software	Software and processes employed to deliver custom components to DataMap Enterprise™ client. This code base and technical know-how can be employed to deliver similar functionality to other clients.
DataMap Lite™	Relevant data to service companies is provided with the same functionality as DataMapTM, but does not include seismic, pipelines, or facilities information.
Workspace Manager™	The Workspace Manager™ enables the creation of custom views of the geographic information systems (GIS) interface based on chosen criteria in geographic areas of interest.
Query Manager™

Query Manager™ is an intuitive search tool that enables users to quickly search for specific data using multiple criteria such as province, operator, contractor, well status, or working interest. Query results can be saved and viewed in a report, exported or posted directly on the map, for easy viewing.

For the foreseeable future, we plan to continue to maintain, support and further develop the above software products as stand alone offerings as well as incorporating the software into our ProspectOasis™ offerings.

DataMap™

DataMap™ is a browser-based geographic information system (GIS) viewer that enables users to access, via the Internet, customised maps that allow them to monitor oil and gas activity in western Canada, the east coast of Canada and the Northwest Territories. It consists of three major components: the MapGuide™ mapping engine, Oracle database, and the user interface. Data sets include: grids, well spots, pipelines, gas plants, crown and freehold lands, brokered seismic data, drilling rigs, well licenses and air photo imagery. Several different datasets can be linked into a common geographic information system (GIS) interface, where objects can be selected and metadata (contained within reports) can be viewed and purchased online.

Strata Web has offered DataMap™ to users by subscription. Users are assigned a user identification and password to enable them to access the service via their Internet Explorer web browser. Once logged on, a user can access public and proprietary data marketed by third party vendors through the DataMap™ interface. Metadata can be viewed by selecting objects from the map or by directly querying the database via the DataMap™ interface using Query Manager™; display layers are generated for the maps based on such queries. The user, in effect, utilizes the

DataMap™ interface to draw on such public and proprietary data sets to dynamically generate a map containing specific user-defined information.

DataMap Enterprise™

DataMap Enterprise™ enables the user to access the web-enabled DataMap™ geographic information system (GIS) interface and map from the user's secure intranet. Map layers used to create a map for viewing by the user are housed in two locations: (1) Strata Web's MapGuide™ server (which is included among the assets that we have purchased), and (2) the user's own MapGuide™ server which is located at the user's premises. Thus, the user's own proprietary data sets can be merged with public and proprietary data marketed by third party vendors via a single interface to dynamically generate a map containing specific user-defined information within the relative security of the user's intranet.

There is currently only one user of DataMap Enterprise™.

Material Contracts Assigned

Pursuant to the asset purchase agreement, we have entered into an assignment and assumption agreement with Strata Web, whereby Strata Web has assigned to us its interests in, and we have agreed to assume all of Strata Web's obligations under, the following agreements:

(a) Business Relationship Agreement, dated September 19, 1996, between Strata Web and International Petrodata Limited, as amended;

(b) Internet Distribution Agreement, dated July 17, 1997, between Strata Web and QC Data Petroleum Services Ltd.;

(c) Licence Agreement, dated March 1, 1998, between Strata Web and Talisman Energy Inc., as amended;

(d) IT Services Agreement between Strata Web and Talisman Energy Inc.;

(e) Memorandum of Understanding, dated January 11, 1999, between Strata Web and Sigma Explorations Inc., as amended;

(f) Agreement, dated October 1, 1999, between Strata Web and TransCanada Pipelines Limited;

(g) Service Agreement, dated June 6, 2000, between Strata Web and Telus Services Inc.;

(h) Web Site Hosting Agreement, dated July 13, 2000, between Strata Web and Alberta Energy and Utilities Board, as amended;

(i) Software Hosting and Licensing Agreement, dated April 27, 2001, between Petroleum Place, Inc. and Autodesk, Inc.;

(j) Data Licensing Agreement, dated September 30, 2002, between Strata Web and International Datashare Corporation;

(k) Webpix Portal Distributor Agreement, dated December 18, 2002, between Strata Web and Pixxures Canada, Inc.;

(l) Data Distribution Agreement, dated April 4, 2003, between Strata Web and Nickle's Energy Group; and

(m) Data Licensing Agreement C0219, dated May 1, 2003, between Strata Web and International Datashare Corporation.

These agreements generally fall into three major categories: (a) data licensing and distribution agreements that facilitate access by users of DataMap™ or DataMap Enterprise™ to various proprietary data sets maintained by third-party vendors; (b) agreements with users of DataMap™ or DataMap Enterprise™ on a monthly fee basis, subject to termination upon 30 days' notice; and (c) website hosting agreements for users who wish to access and/or distribute their data via web-based maps that will be hosted by us (as Strata Web's assignee) in consideration of a monthly fee, subject to termination upon 30 days' notice. For the foreseeable future, we plan to keep these agreements in good standing.

Item 7. Financial Statements and Exhibits.

Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Information

Pro Forma Consolidated Balance Sheet as at July 31, 2003.

Pro Forma Consolidated Statement of Operations for the nine-month period ended July 31, 2003.

Pro Forma Consolidated Statement of Operations for the year ended October 31, 2002.

Notes to the Pro Forma Consolidated Financial Statements.

Financial States of Businesses Acquired

EAESW, Inc. Strata Web Division

Independent Auditor's Report of BDO Dunwoody LLP, dated September 24, 2003.

Balance Sheets as at June 30, 2003 (unaudited) and as at September 30, 2002.

Statements of Operations and Divisional Deficit for the nine-month periods ended June 30, 2003 and 2002 (unaudited) ad for the years ended September 30, 2002 and 2001.

Statements of Cash Flows for the nine-month periods ended June 30, 2003 and 2002 (unaudited) and for the years ended September 30, 2002 and 2001.

Summary of Significant Accounting Policies.

Notes to the Financial Statements.

Unaudited Pro Forma Consolidated Financial Information
The Unaudited Pro Forma Consolidated Financial Information reflects financial information that gives effect to:
the September 19, 2002 acquisition of 100% of the issued and outstanding common shares of Storage Alliance (Alberta) Inc. in exchange for 1 million shares of common stock of the Company; and
the August 29, 2003 acquisition of certain assets of the Strata Web division of EAESW, Inc. ("the Strata Web Assets"), in exchange for $62,500 (CAD$87,500) in cash

The Pro Forma Consolidated Financial Information included herein reflects the use of the purchase method of accounting for the acquisition of Storage Alliance (Alberta) Inc. and the Strata Web Assets. Such financial information has been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto included elsewhere in Post-Effective Amendment No. 1 to the Company's SB-2 Registration Statement. The Pro Forma Consolidated Balance Sheet gives effect to the purchase of the Strata Web Assets as of the Balance Sheet date.

The Pro Forma Consolidated Statements of Operations give effect to the acquisition of Storage Alliance (Alberta) Inc. and the purchase of the Strata Web Assets as if they had occurred on November 1, 2001. The Pro Forma Consolidated Statement of Operations for the nine-month period ended July 31, 2003 combines the results of the Company for the nine-month period ended July 31, 2003 and the results of operations of the Strata Web division of EAESW, Inc. for the nine months ended June 30, 2003. The consolidated financial statements of the Company for the nine-month period ended July 31, 2003 include the results of operations of Storage Alliance (Alberta) Inc. for the entire nine-month period.

The Pro Forma Consolidated Statement of Operations for the year ended October 31, 2002 combines the results of the Company and Storage Alliance (Alberta) Inc. for the twelve-month period from November 1, 2001 to October 31, 2002 and the results of operations of the Strata Web division of EAESW, Inc. for the twelve-month period ended September 30, 2002. The consolidated financial statements of the Company for the year ended October 31, 2002 include the results of operations of Storage Alliance (Alberta) Inc. for the 42-day period from September 19, 2002 (acquisition date) to October 31, 2002. To incorporate a full year's activity of Storage Alliance (Alberta) Inc., this pro forma consolidated statement of operations for the year ended October 31, 2002 also includes the results of Storage Alliance (Alberta) Inc. for the 261-day period from January 1, 2002 (beginning of Storage Alliance (Alberta) Inc.'s fiscal year) to September 19, 2002 and the 62-day period from October 31, 2001 to December 31, 2001.

The Pro Forma Consolidated Financial Information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the above transactions had been consummated at the beginning of the period presented; nor does it purport to present the results of operations for future periods.

Storage Alliance Inc. Pro-Forma Consolidated Balance Sheet (Unaudited - Expressed in US Dollars)

As at July 31, 2003	Storage Alliance Inc.	Strata Web Division (1)	Adjustments (2)	Pro-Forma Consolidated Balance

Assets
Current
Cash and equivalents	$249,865	$824,427	$(824,427)	$187,365
			(62,500)
Accounts receivable	12,369	106,585	(106,585)	12,369
Investment tax credits refundable	58,955	-	-	58,955
Due from related parties and other current assets	12,958	167,552	(167,552)	12,958

	334,147	1,098,564	(1,161,064)	271,647
Software development costs	-	8,022	-	8,022
Property and equipment	105,784	31,729	-	137,513
Technology related intangible assets	-	-	22,749	22,749
Goodwill	1,020,165	-	-	1,020,165

Total Assets	$1,460,096	$1,138,315	$(1,138,315)	$1,460,096

Liabilities and Stockholders' Equity
Liabilities
Current
Bank indebtedness	$6,633	$-	$-	$6,633
Accounts payable and accrued
liabilities	121,621	67,144	(67,144)	121,621
Due to related parties	-	2,298,853	(2,298,853)	-
Unearned revenues	-	11,852	(11,852)	-

	128,254	2,377,849	(2,377,849)	128,254

Stockholders' equity
Capital stock
Issued common shares	1,232	-	-	1,232
Additional paid-in capital	2,626,188	-	-	2,626,188
Other comprehensive loss - cumulative
translation adjustment	(35,750)	-	-	(35,750)
Accumulated deficit	(1,259,828)	(1,239,534)	1,239,534	(1,259,828)

	1,331,842	(1,239,534)	1,239,534	1,331,842

Total Liabilities and Equity	$1,460,096	$1,138,315	$(1,138,315)	$1,460,096

See the accompanying notes to the pro-forma consolidated financial statements.

Storage Alliance Inc. Pro-Forma Consolidated Statement of Operations (Unaudited - Expressed in US Dollars)

For the nine months ended July 31, 2003	Storage Alliance Inc.	Strata Web Division (1)	Adjustments	Pro-Forma Consolidated Balance

Revenue	$78,969	$298,441	$-		$377,410
Direct costs	27,106	175,517	-		202,623

Gross profit	51,863	122,924	-		174,787

Expenses
Amortization and depreciation	14,870	51,274	(51,274)	(3)	30,495
			15,625	(3)
Foreign exchange loss	-	166,954	-		166,954
General and administrative	934,863	194,008	-		1,128,871
Marketing	-	28,520	-		28,520
Research and development	-	98,260	-		98,260

	949,733	539,016	(35,649)		1,453,100

Loss from operations	(897,870)	(416,092)	35,649		(1,278,313)
Interest income	10,407	-	-		10,407

Loss from continuing operations	$(887,463)	$(416,092)	$35,649		$(1,267,906)

Basic and diluted loss per share
- from continuing operations	$(0.08)				$(0.11)

Weighted average shares outstanding	11,243,565				11,243,565

See the accompanying notes to the pro-forma consolidated financial statements.

Storage Alliance Inc. Pro-Forma Consolidated Statement of Operations (Unaudited - Expressed in US Dollars)

For the year ended October 31, 2002	Storage Alliance, Inc. (Successor)	Storage Alliance Inc. (Acquired company) (4)	Strata Web Systems Division (1)	Adjustments	Pro Forma Balance

Revenue	$53,713	$114,035	$399,369	$-		$567,117
Direct costs	7,182	34,621	113,807	-		155,610

Gross profit	46,531	79,414	285,562	-		411,507

Expenses
Amortization and depreciation	4,428	16,070	131,115	(131,115)	(3)	41,331
				20,833	(3)
General and administrative	196,054	683,175	309,477	-		1,188,706
Loss on retirement of debt	91,149	-	-	(91,149)	(5)	-
Foreign exchange loss	-	-	28,394	-		28,394
Loss on writedown of long-lived
assets and goodwill	-	-	420,495	(420,495)	(3)	-
Marketing	-	-	41,347	-		41,347
Research and development	-	-	156,438	-		156,438

	291,631	699,245	1,087,266	(621,926)		1,456,216

Loss for the period from
continuing operations	$(245,100)	$(619,831)	$(801,704)	$621,926		$(1,044,709)

Basic and diluted loss per share
from continuing operations	$(0.02)					$(0.10)

Weighted average shares
outstanding (6)	15,401,814				10,014,793

See the accompanying notes to the pro-forma consolidated financial statements.

Storage Alliance Inc. Notes to the Pro-Forma Consolidated Financial Statements (Unaudited - Expressed in US dollars)
July 31, 2003
(1)

Represents the financial position of the Strata Web division of EAESW, Inc. as at June 30, 2003, the results of operations for the nine-month period then ended and for the year ended September 30, 2002.

(2)	To reflect the value assigned to the Strata Web Assets pursuant to the purchase agreement and the removal of assets not included in the purchase. A preliminary purchase price allocation is as follows:
	Property and equipment	$39,751
	Technology-related intangible assets	22,749

	Total	$62,500

(3)

To recognize amortization of technology-related intangible assets and other acquired assets on purchase of the Strata Web assets on a straight-line basis over three years for a total purchase price of $62,500. Amortization expense and the related writedown of long-lived assets and goodwill calculated using the original cost to Strata Web were reversed as pro-forma adjustments in connection therewith.

(4)	Represents the results of operations of Storage Alliance (Alberta) Inc. for the 10 1/2 month period pre-acquisition.
(5)	In connection with the acquisition, the Company retired $433,851 of debt of the acquired company resulting in a non-recurring loss on settlement of $91,149.
(6)

Pro-forma weighted average shares outstanding considers the effect of the 1,000,000 shares issued to acquire the subsidiary as well as 8,587,500 shares cancelled and 1,500,000 shares issued on settlement of debt (Note 5). The share cancellations and debt settlement were conditional to the closing of the acquisition of Storage Alliance (Alberta) Inc.


Strata Web
(a Division of EAESW, Inc.)
Financial Statements
(Expressed in US Dollars)

Strata Web
(a Division of EAESW, Inc.)
Financial Statements
(Expressed in US Dollars)
Contents
Financial Statements
Independent Auditors' Report
Balance Sheets
Statements of Operations and Divisional Deficit
Statements of Cash Flows
Summary of Significant Accounting Policies
Notes to the Financial Statements

Independent Auditors' Report
To the Directors of Storage Alliance Inc.

We have audited the Balance Sheet of the Strata Web Division of EAESW, Inc. ("Strata Web") as at September 30, 2002 and the Statements of Operations and Divisional Deficit and Cash Flows for the years ended September 30, 2002 and 2001. These financial statements are the responsibility of Strata Web's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Strata Web Division of EAESW, Inc. as at September 30, 2002 and the results of its operations and its cash flows for the years ended September 30, 2002 and 2001 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Strata Web will continue as a going concern. As discussed in Note 1 to the financial statements, Strata Web has incurred recurring losses from operations and has an accumulated deficit. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. These financial statements do not include any adjustments that might arise from this uncertainty.

/s/ BDO Dunwoody Ltd. Chartered Accountants
Vancouver, Canada September 24, 2003

Strata Web (a Division of EAESW, Inc.) Balance Sheets (Expressed in US Dollars)
	June 30 2003	September 30 2002

Assets	(Unaudited)
Current
Cash and equivalents	$824,427	$636,756
Accounts receivable (net of an allowance for bad debts of
$Nil and $Nil)	106,585	154,882
Due from related parties (Note 2)	154,117	26,645
Prepaid expenses	13,435	3,816

Total current assets	1,098,564	822,099
Software development costs, net of accumulated
amortization	8,022	20,634
Property and equipment (Note 3)	31,729	56,631

Total Assets	$1,138,315	$899,364

Liabilities and Divisional Deficit
Liabilities
Current
Accounts payable	$21,917	$53,584
Accrued liabilities	45,227	39,532
Unearned revenue	11,852	13,824
Due to related parties (Note 4)	2,298,853	1,615,866

Total liabilities	2,377,849	1,722,806
Divisional deficit	(1,239,534)	(823,442)

Total Liabilities and Divisional Deficit	$1,138,315	$899,364

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Strata Web (a Division of EAESW, Inc.) Statements of Operations and Divisional Deficit (Expressed in US Dollars)
	For the nine-month periods ended June 30		For the years ended September 30
	2003	2002	2002	2001

	(Unaudited)
Revenue	$298,441	$289,703	$399,369	$533,515
Costs of revenue	175,517	79,421	113,807	173,967

Gross margin	122,924	210,282	285,562	359,548

Expenses
Amortization and depreciation	51,274	100,792	131,115	220,605
Foreign exchange loss (gain)	166,954	36,779	28,394	(19,369)
General and administrative	194,008	199,260	309,477	520,770
Marketing	28,520	25,833	41,347	92,043
Writedown of long-lived assets and
goodwill (Note 5)	-	-	420,495	-
Research and development	98,260	139,208	156,438	183,831

	539,016	501,872	1,087,266	997,880

Net loss for the period	(416,092)	(291,590)	(801,704)	(638,332)
Divisional equity (deficit), beginning
of period	(823,442)	(21,738)	(21,738)	616,594

Divisional deficit, end of period	$(1,239,534)	$(313,328)	$(823,442)	$(21,738)

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Strata Web (a Division of EAESW, Inc.) Statements of Cash Flows (Expressed in US Dollars)
	For the nine-month periods ended June 30		For the years ended September 30
	2003	2002	2002	2001

	(Unaudited)
Cash provided by (used in):
Operating activities
Net loss for the period	$(416,092)	$(291,590)	$(801,704)	$(638,332)
Adjustments to reconcile net loss for
the period to cash used
in operating activities
Amortization and depreciation	51,274	100,792	131,115	220,605
Writedown of long-lived assets and
goodwill	-	-	420,495	-
Foreign exchange (gain) loss on
investing and financing activities	298,765	53,709	(3,067)	(12,513)
(Increase) decrease in assets
Accounts receivable	48,297	60,914	106,930	(65,727)
Prepaid expenses	(9,619)	-	(3,816)	-
Increase (decrease) in liabilities
Accounts payable	(31,667)	6,858	26,848	(67,271)
Accrued liabilities	5,695	15,067	9,481	6,050
Unearned revenue	(1,972)	3,061	5,556	-

Net cash used in
operating activities	(55,319)	(51,189)	(108,162)	(557,188)

Investing activities
Purchase of property and equipment	(13,760)	-	(735)	(15,972)
Software development costs	-	-	(13,561)	(15,548)
Advances to related parties	(127,472)	(9,390)	(7,947)	(13,898)

Net cash used in investing
activities	(141,232)	(9,390)	(22,243)	(45,418)

Financing activity
Advances from related parties	384,222	405,573	606,614	712,756

Increase in cash and equivalents	187,671	344,994	476,209	110,150
Cash and equivalents, beginning of period	636,756	160,547	160,547	50,397

Cash and equivalents, end of period	$824,427	$505,541	$636,756	$160,547

Supplemental Information
Interest paid	$-	$-	$-	$-
Taxes paid	$-	$-	$-	$-

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Strata Web (a Division of EAESW, Inc.) Summary of Significant Accounting Policies (Expressed in US Dollars)
Information related to the nine months ended June 30, 2002 and subsequent to September 30, 2002 is unaudited

Basis of Presentation	These financial statements are stated in US dollars and are presented in accordance with United States generally accepted accounting principles.

In the opinion of Strata Web Division ("Strata Web") management, the balance sheet as of June 30, 2003 and the statements of operations and divisional deficit and cash flows for the nine-month periods ended June 30, 2003 and 2002 contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. The results of operations for the nine-month period ended June 30, 2003 are not necessarily indicative of the results for any other period.

The financial statements include an amount management considers to be a reasonable allocation of general corporate expenses. Direct expenses for such periods are allocated directly to Strata Web. Certain general and administrative expenses were allocated based on the number of employees employed in the business. Such costs are not necessarily indicative of costs that would have been incurred had Strata Web been a separate legal entity.

Property and Equipment	Property and equipment is recorded at cost. Depreciation is provided over the respective useful lives of the assets at the following annual rates:
Office furniture and
	equipment	- 20% declining-balance basis
	Computer hardware	- 30% declining-balance basis
Software Development Costs

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed", development and acquisition costs incurred in the development of the Company's software are expensed as incurred until technological feasibility in the form of a working model has been established and after the product is available for general release to the customer. The annual amortization is the greater of the amount computed using (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product including the period being reported on. Amortization commenced when the product was available for general release to customers.

Strata Web (a Division of EAESW, Inc.) Summary of Significant Accounting Policies (Expressed in US Dollars)
Information related to the nine months ended June 30, 2002 and subsequent to September 30, 2002 is unaudited

Software Development Cost - Continued

As at June 30, 2003 and September 30, 2002, computer software costs of $256,074 were capitalized and amortized on a straight-lined method over the remaining estimated economic life of 2 years. Amortization expense of $13,607 was charged to the Statement of Operations and Divisional Deficit for the nine-month period ended June 30, 2003 (2002 - $24,681). For the years ended September 30, 2002 and 2001, the Company recorded amortization expenses of $29,353 and $117,574, respectively. As at June 30, 2003 and September 30, 2002, software development costs (net of accumulated amortization) of $8,022 and $20,634 remain on the Company's balance sheets.

At each balance sheet date, the unamortized capitalized costs of the software development was compared to the net realizable value of the computer software. The amount by which the unamortized capitalized costs of the computer software exceed the net realizable value of the asset was written-off. The net realizable value of the computer software is estimated using future gross revenues from the software reduced by the estimated future costs of completing and disposing of the asset. No impairment was recorded in the periods covered by the financial statements.

Intangibles

Prior to October 1, 2002, intangibles consisting of customer lists and goodwill were being amortized on a straight-line basis over their estimated useful lives of 10 years. Such intangibles were written off during the year ended September 30, 2002. (Note 5)

Financial Instruments

Strata Web's financial instruments consist of cash and equivalents, accounts receivable, accounts payable, accrued liabilities and amounts due to and from related parties. Unless otherwise indicated, it is management's opinion that Strata Web is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values due to the short-term or demand nature of these items.

Strata Web (a Division of EAESW, Inc.) Summary of Significant Accounting Policies (Expressed in US Dollars)
Information related to the nine months ended June 30, 2002 and subsequent to September 30, 2002 is unaudited

Income Taxes

EAESW, Inc. was subject to Canadian income taxes on its Canadian operations, including the operations of Strata Web. Income taxes are accounted for by the liability method, which requires EAESW, Inc. to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in EAESW, Inc's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

Tax disclosures in these financial statements have been prepared on a separate return basis as if Strata Web filed its own Canadian tax returns.
Revenue Recognition

Strata Web derives revenues from three primary sources: seat-based subscriptions to the Company website services, seat-based subscriptions for links to other websites via the Company's website and contracts with corporate customers for customized data. Revenue from all seat-based subscriptions is recognized ratably over the subscription period. Revenue from corporate customers contracts is recognized ratably over the contract period.

Revenue is recognized provided acceptance, or delivery if applicable, has occurred, collection of the resulting receivable is probable and no significant obligations remain. Unearned revenue represents amounts received in advance of the service being provided.

Research and Development

Strata Web follows the provisions of SFAS No. 2 in recording research and development expenses. Under SFAS No. 2, all such expenses are charged to the Statement of Operations and Divisional Deficit as incurred.

Foreign Currency Transactions and Translation

The financial position and results of operations of Strata Web are determined using the US dollar as the functional currency. Transactions conducted in a currency other than the US dollar are translated into the US dollar as follows: at the transaction date each asset, liability, revenue and expense is translated into US dollars by use of the exchange rate at that date. At the period end date, monetary assets and liabilities are translated into US dollars by using the exchange rate in effect as of the period end date. The resulting foreign exchange gains and losses are included in the Statement of Operations and Divisional Deficit in the period.

Strata Web (a Division of EAESW, Inc.) Summary of Significant Accounting Policies (Expressed in US Dollars)
Information related to the nine months ended June 30, 2002 and subsequent to September 30, 2002 is unaudited

Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during those reporting periods. Actual results could differ from those estimates.

Cash and Equivalents	Strata Web considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
Advertising	Strata Web follows the provisions of Statement of Position 93-7 in accounting for the costs of advertising. Advertising costs are charged to expense as incurred.
Allowance for Doubtful Accounts

Strata Web records an allowance for doubtful accounts based on specifically identified amounts believed to be uncollectible. The criteria for the allowance provision includes historical experience and a general assessment of the general financial conditions affecting its customer base. If Strata Web's actual collections experience changes, revisions to the allowance may be required.

Long Lived Assets

With the exception of goodwill, long-lived assets such as intangibles and property and equipment, are evaluated for impairment when events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of these assets and its eventual disposition is less than its carrying amount. Impairment, if any, is assessed using discounted cash flows. A writedown of long-lived assets was recognized during the year ended September 30, 2002. (Note 5).

Also at September 30, 2002, Strata Web wrote off its goodwill (Note 5).

Strata Web (a Division of EAESW, Inc.) Summary of Significant Accounting Policies (Expressed in US Dollars)
Information related to the nine months ended June 30, 2002 and subsequent to September 30, 2002 is unaudited

New Accounting Policies

In November 2002, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", which addresses the accounting for and disclosure of guarantees. FIN 45 requires a guarantor to recognize a liability for the fair value of a guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee. The disclosure requirements are effective for interim and annual financial statements ending after December 15, 2002. The initial recognition and measurement provisions are effective for all guarantees within the scope of FIN 45 issued or modified after December 31, 2002.

FIN 46, "Consolidation of Variable Interest Entities", clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is applicable immediately for variable interest entities created after January 31, 2003. For variable interest entities created prior to January 31, 2003, the provisions of FIN 46 are applicable for periods ending after December 15, 2003.

The implementation of these standards did not have a material effect on Strata Web's financial statements.

Strata Web (a Division of EAESW, Inc.) Summary of Significant Accounting Policies (Expressed in US Dollars)
Information related to the nine months ended June 30, 2002 and subsequent to September 30, 2002 is unaudited

New Accounting Policies - Continued

On May 15, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the balance sheet. Further, SFAS No. 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS No. 150 affects an entity's classification of the following freestanding instruments: a) Mandatory redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003.

The implementation of this new standard is not expected to have a material effect on Strata Web's financial statements.

Strata Web (a Division of EAESW, Inc.) Notes to the Financial Statements (Expressed in US Dollars)
Information related to the nine months ended June 30, 2002 and subsequent to September 30, 2002 is unaudited

1.	Nature of Business and Ability to Continue as a Going Concern

Strata Web is a division of EAESW, Inc., a Colorado company, carrying on an internet and intranet mapping and information management software business in Calgary, Canada. On August 29, 2003, EAESW, Inc. sold certain property and equipment and intangible assets of Strata Web (representing "the Strata Web Division") to Storage Alliance Inc. ("Storage Alliance") including equipment, contracts, licences and intellectual property. Storage Alliance is a Nevada company whose common stock is quoted on the NASD Over-the-Counter Bulletin Board. Storage Alliance intends to integrate the mapping and information software that they acquired from Strata Web as a new component of their ProspectOasis website (their new online listing directory of oil and gas prospects and production properties).

Strata Web Division's financial statements are prepared using United States generally accepted accounting principles applicable to a going concern which contemplates the liquidation of assets and satisfaction of liabilities and commitments in the normal course of business. Strata Web Division incurred net losses of $416,092 and $801,704 for the nine-month period ended June 30, 2003 and the year ended September 30, 2002, respectively. As at June 30, 2003 and September 30, 2002, Strata Web Division had a deficit of $1,239,534 and $823,442, respectively. Upon acquisition of certain assets by Storage Alliance, Storage Alliance will conduct the business previously conducted by Strata Web Division and EAESW, Inc. will no longer carry on business of Strata Web. Continuation of the Strata Web business by Storage Alliance is dependent on the ability of Storage Alliance to integrate the Strata Web assets into its business, to actively market the products, make necessary modifications as necessary and to have sufficient cash to cover any excess of expenses over revenue. However, management cannot provide any assurances that Storage Alliance will be successful in accomplishing any of its plans.

The ability of the business of Strata Web, as operated by Storage Alliance, to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. These conditions raise substantial doubt about Strata Web's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary if Strata Web or Storage Alliance is unable to continue as a going concern.

2.	Due to Related Parties

Amounts due from other companies controlled by EAESW, Inc. are unsecured, non-interest bearing and due on demand. The average balance of the amount due from other companies controlled by EAESW, Inc. for the nine-month period ended June 30, 2003 was $90,381 (June 30, 2002 - $22,173) and for the year ended September 30, 2002 was $22,277 (2001 - $11,678).

Strata Web (a Division of EAESW, Inc.) Notes to the Financial Statements (Expressed in US Dollars)
Information related to the nine months ended June 30, 2002 and subsequent to September 30, 2002 is unaudited

3.	Property and Equipment
June 30 2003	September 30 2002

Office furniture and equipment	$25,189	$11,624
Computer hardware	144,095	143,900

169,284	155,524
Less accumulated depreciation	(137,555)	(98,893)

$31,729	$56,631

4.	Due to Related Parties
Amounts due to related parties are unsecured, non-interest bearing and due on demand.
June 30 2003	September 30 2002

Due to parent company of EAESW, Inc.	$714,983	$388,289
Due to sister division of EAESW, Inc.	1,583,870	1,227,577

$2,298,853	$1,615,866

The average balances of the amount due to related parties for each of the periods are as follows:
For the nine-month periods ended June 30	For the years ended September 30
2003	2002	2002	2001

Due to parent company of EAESW, Inc.	$551,637	$567,888	$502,340	$481,729
Due to sister division of EAESW, Inc.	1,405,723	699,383	826,682	212,893

$1,957,360	$1,267,271	$1,329,022	$694,622

Strata Web (a Division of EAESW, Inc.) Notes to the Financial Statements (Expressed in US Dollars)
Information related to the nine months ended June 30, 2002 and subsequent to September 30, 2002 is unaudited

5.	Writedown of Long-lived Assets and Goodwill

During its fiscal year ended September 30, 2002, Strata Web wrote down certain long-lived assets and goodwill due to recurring negative cash flows and a reduction in the estimated remaining useful life of the assets resulting in a charge of $420,495 to the Statement of Operations and Divisional Deficit for the year then ended. The writedown was comprised of the following:

					September 30 2002

	Customer list				$154,403
	Goodwill				266,092

					$420,495

As of October 1, 2002, Strata Web adopted SFAS 142, which addresses the financial accounting and reporting standards for the acquisition of intangible assets outside of a business combination and for goodwill and other intangible assets subsequent to their acquisition. This accounting standard requires that goodwill and indefinite-lived intangible assets are no longer amortized but tested for impairment on an annual basis, or more frequently if circumstances warrant. SFAS 142 also requires purchased intangible assets other than goodwill to be amortized over their useful lives unless those lives are determined to be indefinite. Purchased intangibles held by Strata Web were determined to have an estimated useful life of ten years for the purposes of the table below.

The following tables present a reconciliation of net loss for the 2002 and 2001 periods as adjusted to exclude goodwill amortization. After the write-off of goodwill in September 2002, there was no goodwill amortization during the nine months ended June 30, 2003.

		For the nine-month periods ended June 30		For the years ended September 30
		2003	2002	2002	2001

	Net loss, as reported	$(416,092)	$(291,590)	$(801,704)	$(638,332)
	Add back goodwill amortization	-	26,013	34,766	35,631

	Net loss, as revised	$(416,092)	$(265,577)	$(766,938)	$(602,701)

Strata Web (a Division of EAESW, Inc.) Notes to the Financial Statements (Expressed in US Dollars)
Information related to the nine months ended June 30, 2002 and subsequent to September 30, 2002 is unaudited

6.	Rent
The Company incurred rental expense for each of the periods as follows:
For the nine-month periods ended June 30	For the years ended September 30
2003	2002	2002	2001

Rent	$18,695	$35,724	$42,969	$31,075

7.	Income Taxes

The operations of Strata Web were included in the tax filings of EAESW, Inc. Tax disclosures below have been prepared on a separate return basis as if Strata Web filed its own Canadian tax returns. The provision for income taxes attributable to Strata Web differs from the amount estimated using the United States federal statutory income tax rate as follows:

For the years ended September 30
2002	2001

Income taxes at the statutory rate	$(272,579)	$(217,032)
Effect of taxation in Canada	(32,068)	(25,533)
Change in valuation allowance	304,647	242,565

$-	$-

Principal components of the net deferred tax asset (liability) are:
September 30 2002

Unused tax losses carryforward	$448,212

Intangible assets	159,788
Valuation allowance	(608,000)

Net deferred tax asset (liability)	$-

Strata Web evaluates its valuation allowance requirements based upon projected future operations. When circumstances change and this causes a change in management's judgement about the recoverability of the deferred tax assets, the impact of the change in the valuation allowance is reflected in current income.

Strata Web (a Division of EAESW, Inc.) Notes to the Financial Statements (Expressed in US Dollars)
Information related to the nine months ended June 30, 2002 and subsequent to September 30, 2002 is unaudited

8.	Lease Commitment

Strata Web has entered into a lease agreement for premises commencing on January 1, 2003 and expiring on December 31, 2007. Minimum annual lease payments over the remaining term of the lease (based on the exchange rate at June 30, 2003) are as follows:

Year ending September 30	Amount
2003 (three months)	$5,703
2004	24,368
2005	24,887
2006	26,442
2007 and thereafter	33,701

$115,101

9.	Major Customers
During the periods covered by these financial statements, Strata Web earned revenue concentrated from certain significant customers as follows:
For the nine-month periods ended June 30	For the year ended September 30
2003	2002	2002	2001

Customer 1	$139,523	$141,874	$206,291	$172,132
Customer 2	25,189	27,997	35,534	36,571
Customer 3	29,498	26,210	34,491	35,563

$194,210	$196,081	$276,316	$244,266

As at the period ends, accounts receivable from these customers is as follows:
June 30 2003	September 30 2002

Customer 1	$61,396	$81,652
Customer 2	5,949	2,707
Customer 3	7,797	9,961

$75,142	$94,320

Strata Web (a Division of EAESW, Inc.) Notes to the Financial Statements (Expressed in US Dollars)
Information related to the nine-months ended June 30, 2002 and subsequent to September 30, 2002 in unaudited

10.	Subsequent Event

On August 29, 2003, EAESW, Inc. entered into an agreement with Storage Alliance whereby EAESW sold certain property and equipment and intangibles of Strata Web to Storage Alliance including equipment, contracts, licences and intellectual property for total proceeds of $62,500 (Cdn$87,500). Storage Alliance did not assume any of Strata Web's liabilities upon acquisition nor did it assume any current assets of Strata Web.


Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

(10) Material Contracts

10.1 Asset Purchase Agreement, dated August 14, 2003, among EAESW Inc., doing business as Strata Web Systems, Petroleum Place, Inc. and Storage Alliance Inc.;

10.2 Assignment and Assumption Agreement, dated August 29, 2003, between EAESW Inc., doing business as Strata Web Systems, Petroleum Place, Inc. and Storage Alliance Inc.;

10.3 Assignment of Unregistered Trademarks, dated August 29, 2003, between EAESW Inc., doing business as Strata Web Systems, Petroleum Place, Inc. and Storage Alliance Inc.;

10.4 General Conveyance of Business Assets, dated August 29, 2003, between EAESW Inc., doing business as Strata Web Systems, Petroleum Place, Inc. and Storage Alliance Inc.;

10.5 Non-Competition Agreement, dated August 29, 2003, between EAESW Inc., doing business as Strata Web Systems, Petroleum Place, Inc. and Storage Alliance Inc.;

10.6 Business Relationship Agreement, dated September 19, 1996, between Strata Web Systems Ltd. and International Petrodata Limited, as amended;

10.7 Internet Distribution Agreement, dated July 17, 1997, between Strata Web Systems Ltd. and QC Data Petroleum Services Ltd.;

10.8 Licence Agreement, dated March 1, 1998, between Strata Web Systems Ltd. and Talisman Energy Inc., as amended;

10.9 IT Services Agreement, undated, between Strata Web and Talisman Energy Inc.;

10.10 Memorandum of Understanding, dated January 11, 1999, between Strata Web and Sigma Explorations Inc., as amended;

10.11 Agreement, dated October 1, 1999, between Strata Web Systems Ltd. and TransCanada Pipelines Limited;

10.12 Service Agreement, dated June 6, 2000, between Strata Web Systems Ltd. and Telus Services Inc.;

10.13 Web Site Hosting Agreement, dated July 13, 2000, between Strata Web Systems Ltd. and Alberta Energy and Utilities Board, as amended;

10.14 Software Hosting and Licensing Agreement, dated April 27, 2001, between Petroleum Place, Inc. and Autodesk, Inc.;

10.15 Data Licensing Agreement, dated September 30, 2002, between Strata Web Systems Ltd. and International Datashare Corporation;

10.16 Webpix Portal Distributor Agreement, dated December 18, 2002, between Strata Web Systems Ltd. and Pixxures Canada, Inc.;

10.17 Data Distribution Agreement, dated April 4, 2003, between Strata Web Systems Ltd. and Nickle's Energy Group; and

10.18 Data Licensing Agreement C0219, dated May 1, 2003, between Strata Web Systems Ltd. and International Datashare Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORAGE ALLIANCE INC.

By: Jeff Ascah
President, Director Chief Executive Officer and Chief Financial Officer

Date: October 31, 2003